AMENDMENT NO. 1
                                     TO THE
                            ICG COMMUNICATIONS, INC.
                             1998 STOCK OPTION PLAN




     Effective as of December 15, 1998, the ICG Communications, Inc. 1998 Stock Option Plan (the "Plan") is hereby amended as follows (all capitalized terms used herein shall have the meanings given to them in the Plan):
     Section V(B)(i) of the Plan is hereby amended by replacing such subsection in its entirety by the following Section V(B)(i):

     B.   For Director Participants.

          I. General Provisions - Formula Grant Options. (a) Subject to the terms and conditions of this Section V(B), as of January 1, 1998 each individual who is serving as a Director Participant on such date shall automatically be granted Options to purchase twenty thousand (20,000) shares of Common Stock, subject to availability under the Plan. Notwithstanding the foregoing, each individual who is serving as a Director Participant and receives formula grant options under Section V(B)(i) of the Corporation's 1996 Stock Option Plan, as amended, shall not be eligible to receive grants of Options under Section V(B)(i) of this Plan covering the same periods. In the event that an individual becomes a Director Participant during any Plan Quarter during the 1998 calendar year, but did not serve as a Director Participant on January 1, 1998, such individual shall automatically be granted, as of the date of election of such individual as a Director Participant, Options to purchase that pro rata number of shares of Common Stock for such calendar year as a Director Participant would otherwise be entitled to receive under this Section V(B)(i) (at the rate of 5,000 shares per Plan Quarter, subject to the last sentence of subparagraph (c) below).

     (b) Subject to the terms and conditions of this Section V(B), as of December 15, 1998, and as of December 15 of each succeeding calendar year through and including December 15, 2006, each individual who is serving as a
Director  Participant  on such date shall  automatically  be granted  Options to
purchase   twenty  thousand   (20,000)  shares  of  Common  Stock,   subject  to
availability under the Plan. Except as set forth in the following sentence, in the event that an individual becomes a Director Participant during any Plan Quarter subsequent to January 1, 1999, such individual shall automatically be granted, as of the date of election of such individual as a Director Participant, Options to purchase that pro rata number of shares of Common Stock for such calendar year as a Director Participant would otherwise be entitled to
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receive  under  this  Section  V(B)(i)  (at the rate of 5,000 per Plan  Quarter, subject to the following sentence and to the last sentence of subparagraph (c) below). In the event that an individual becomes a Director Participant during the period from December 16 through December 31 of any calendar year subsequent to January 1, 1999, the Director Participant shall automatically be granted Options to purchase the same number of shares as the other Director Participants were granted on the immediately preceding December 15, which Options shall vest over the course of the following calendar year as set forth in subparagraph (c) herein.

     (c) Subject to the provisions of Section VI hereunder, the option price of the shares of Common Stock covered by each Option shall be the Fair Market Value of such shares on the date of the grant. Each Option granted under this Section V(B)(i) by its terms shall expire ten (10) years from the date of its grant. Furthermore, an Option granted pursuant to this Section V(B)(i) shall become exercisable as to 5,000 shares of Common Stock covered thereby on the last day of the Plan Quarter during which the date of grant occurs (except with respect to Options granted on December 15 pursuant to subparagraph (b) above, which shall vest on March 31 of the following year) and, thereafter, as to 5,000 shares on the last day of each of the next succeeding Plan Quarters during such year, respectively, but only if, with regard to the shares of Common Stock with respect to which the Option becomes exercisable at the end of any Plan Quarter, the Director Participant has served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.